Exhibit 99.1

JUPITERMEDIA CORPORATION REPORTS RESULTS

FOR ITS FOURTH QUARTER ENDED DECEMBER 31, 2007

(New York, NY – March 17, 2008 – Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended December 31, 2007.

Highlights for the year 2007 include:

•	Revenues increased to $140.3 million for 2007 from $137.5 million for 2006.

•

Net loss was $77.3 million, or $2.15 per diluted share, and included non-cash stock-based compensation expense, one time expenses related to debt issuance costs, and legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction that were terminated on March 7, 2007, which totaled $0.08 per diluted share, and a non-cash impairment charge of $82.2 million ($76.7 million after tax or $2.13 per diluted share) related to the write-down of goodwill and intangible assets. Excluding these non-cash and one-time charges, earnings per diluted share were $0.06 for 2007.

•

Deferred revenues increased from $13.5 million at December 31, 2006 to $15.6 million at December 31, 2007 due to the acquisition of Mediabistro and the increase in bookings for our JupiterimagesUnlimited high level subscription offering.

Highlights for the fourth quarter of 2007 include:

•	Revenues for the fourth quarter of 2007 were $36.1 million compared to revenues of $34.8 million for the same period last year.

•

Loss per diluted share was $2.13 and included non-cash stock-based compensation expense of $0.01 per diluted share, and a non-cash impairment charge after tax of $2.13 per diluted share related to the write-down of goodwill and intangible assets. Excluding these non-cash charges, earnings per diluted share were $0.01 for the fourth quarter of 2007.

•	Long-term debt was reduced by $3.7 million during the fourth quarter of 2007.

“Our financial results for the year ended December 31, 2007 included record revenues. Our Jupiterimages division showed strength in 2007. Our Rights Managed category experienced over 30% revenue growth from 2006 to 2007. In addition, revenues from our JupiterimagesUnlimited high level royalty-free subscription offering grew over 275% from 2006 to 2007. Our backlog for JupiterimagesUnlimited increased sharply during 2007 which bodes well for future revenues. Due to the evolution taking place in the stock photo industry, we are currently focusing on our strengths: sales of Rights Managed images, subscription products, including JupiterimagesUnlimited, and our microstock offerings” stated Jupitermedia’s Chairman and CEO Alan M. Meckler. “During 2007 we continued to make investments in our JupiterOnlineMedia division, including our acquisition of Mediabistro in July. Mediabistro, which has a loyal following of media and creative professionals, provides our JupiterOnlineMedia division with new and growing revenue streams through its vertical online job board and its training courses which are offered both online and in-person,” added Meckler.

“The intangibles impairment is a non-cash charge, and it does not affect our liquidity, cash flows from operating activities or debt covenants, or have any impact on future operations. “This impairment charge is not reflective of our positive view of the value of our underlying business,” said Meckler. “We remain optimistic and encouraged about the future success and value of our businesses.”

Jupitermedia Corporation 4th Quarter 2007 Financial Results Conference Call Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2007 fourth quarter results on Tuesday, March 18, 2008 at 10:30 am EST.

The conference call number is (888) 765-5580 for domestic participants and (913) 312-1397 for international participants; pass code “613 0534.” Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Tuesday, April 1, 2008. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: confirmation code: “613 0534.”

Acquisitions

In March 2008, Jupitermedia announced that it had acquired the assets of eStockMusic.com (www.estockmusic.com). This acquisition adds a micropayment music business to Jupiterimages’ micropayment offerings of royalty-free digital images and footage on Stockxpert.com (www.stockxpert.com). eStockMusic.com offers an extensive library of royalty-free stock music and sound effects that is easily searchable and lets customers listen to the tracks before purchasing for as little as $1.00 per track. eStockMusic.com provides an innovative platform for composers to promote and sell their music online.

New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In October 2007, Jupitermedia announced that Stockxpert.com (www.stockxpert.com), the royalty-free stock photography community, had launched a subscription service which provides access to its library of user-contributed microstock images. Subscriptions are available for one month, three months and one year, and allow subscribers to download up to 25 images per day at resolutions up to 50MB. The Stockxpert.com subscription service was launched to serve the needs of high volume microstock image buyers. Stockxpert.com now enables image buyers to purchase the images they need for their creative projects either by single image download or by subscription from its fast-growing library.

In February 2008, Jupitermedia announced that Stockxpert.com has expanded its product offerings and now includes premium royalty-free footage which is available in the most popular file resolutions and file formats and at prices to fit all budgets. File formats include both standard and high definition video as well as Flash video to appeal to Web designers. Stockxpert.com now enables footage buyers to purchase the clips they need for their creative projects for as little as $10 at the lowest resolution to $50 for 1080 HD. Stockxpert.com’s powerful footage search engine with 16 search categories and over 150 sub-categories makes finding the right clip fast and easy. Stockxpert.com offers one of the fastest and easiest ways to upload files and encourages members of the creative community to submit their footage for consideration to be sold on the site.

New Online Media Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary content and advertising opportunities with the addition of the following:

In February 2008, Jupitermedia’s Mediabistro.com division announced the launch of the Mediabistro Circus (www.mediabistrocircus.com), to be held at Skylight Studios in New York City on May 20-21, 2008. Mediabistro Circus, will be a two-day summit on technology and the critical platforms changing the flow of media. It will be a gathering of creative content producers geared toward senior-level professionals. Topics will include mobile technology, online video, social networking, blogging, digital publishing and user experience design.

In February 2008, Jupitermedia launched ITChannelPlanet.com (www.itchannelplanet.com), a new content and community site that provides strategic intelligence for IT partners. This site features the latest industry developments in the Channel, Business, Enterprise, Networking, Security and Technology sectors, as well as a blog, commentary and IT Job boards.

In February 2008, Jupitermedia launched two new Web sites covering the emerging mobile content market, Mobile Content Today (www.mobilecontenttoday.com), a blog edited by Susan Schrank and found on Mediabistro.com, and Smart Phone Today (www.smartphonetoday.com) on internet.com. Jupitermedia also announced the launch of Mobile Content Strategies Conference and Expo (www.mobilecontentstrategies.com), which will be held on October 6-7, 2008 at the San Jose Marriott in San Jose, California.

In February 2008, Jupitermedia launched Linked Data Planet Conference and Expo (www.linkeddataplanet.com), which will be held June 17-18, 2008 at the Roosevelt Hotel in New York City. Sir Tim Berners-Lee is scheduled to deliver the keynote address at the event which focuses on how organizations can maximize the value of their data on the Web.

Jupitermedia Corporation

Unaudited Consolidated Condensed Statements of Operations

For the Three Months and Year Ended December 31, 2007

(in thousands, except per share amounts)

	Three Months Ended December 31, 2007	Year Ended December 31, 2007
Revenues	$36,128	$140,334
Cost of revenues (exclusive of items shown separately below)	15,337	59,162
Advertising, promotion and selling	7,617	29,151
General and administrative	6,575	27,796
Depreciation	1,094	4,447
Amortization	3,553	13,222
Impairment of goodwill and intangible assets	82,165	82,165

Total operating expenses	116,341	215,943

Operating income (loss)	(80,213)	(75,609)
Income (loss) on investments and other, net	137	103
Interest income	44	184
Interest expense	(1,914)	(7,146)

Income (loss) before income taxes, minority interests and equity income from investments, net	(81,946)	(82,468)
Provision (benefit) for income taxes	(5,174)	(5,185)
Minority interests	45	(64)

Income (loss) from continuing operations	(76,727)	(77,347)
Loss from discontinued operations, net of taxes	—	—

Net income (loss)	$(76,727)	$(77,347)

Earnings (loss) per share:
Basic
Income (loss) from continuing operations	$(2.13)	$(2.15)

Net income (loss)	$(2.13)	$(2.15)

Diluted
Income (loss) from continuing operations	$(2.13)	$(2.15)

Net income (loss)	$(2.13)	$(2.15)

Shares used in computing earnings (loss) per share:
Basic	36,015	35,945

Diluted	36,015	35,945

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three months and years ended December 31, 2006 and 2007. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFree-Music.com, StudioCutz.com and Stockxpert.com. Online media includes the internet.com, EarthWeb.com, DevX.com, Mediabistro.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

(unaudited)	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2006	2007	2006	2007
Revenues:
Online images	$27,087	$26,783	$106,636	$108,904
Online media	7,692	9,345	30,888	31,430
Other	—	—	6	—

	34,779	36,128	137,530	140,334

Cost of revenues and operating expenses:(A)
Online images	19,354	18,646	70,298	74,091
Online media	4,483	7,155	19,737	23,950
Depreciation and amortization	3,885	4,647	13,386	17,669
Impairment of goodwill and intangible assets	—	82,165	—	82,165
Other (B)	4,419	3,728	17,760	18,068

	32,141	116,341	121,181	215,943

Operating income (loss):
Online images	7,733	8,137	36,338	34,813
Online media	3,209	2,190	11,151	7,480
Impairment of goodwill and intangible assets	—	(82,165)	—	(82,165)
Other (B) (C)	(8,304)	(8,375)	(31,140)	(35,737)

	$2,638	$(80,213)	$16,349	$(75,609)

(A)	Cost of revenues and operating expenses include non-cash, stock-based compensation expense of $801,000 and $3.7 million, respectively, for the three months and year ended December 31, 2006, and $655,000 and $3.0 million, respectively, for the three months and year ended December 31, 2007.

(B)	The year ended December 31, 2007 includes $1.9 million in legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction which were terminated on March 7, 2007.

(C)	Includes depreciation and amortization expense.

Jupitermedia Corporation

Unaudited Consolidated Condensed Balance Sheet

December 31, 2007

(in thousands, except share and per share amounts)

December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$7,301
Accounts receivable, net of allowance of $2,026	25,689
Prepaid expenses and other	5,797
Deferred income taxes	1,562

Total current assets	40,349
Property and equipment, net	13,022
Intangible assets, net	74,002
Goodwill	142,782
Deferred income taxes	12,556
Investments and other assets	2,575

Total assets	$285,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,153
Accrued payroll and related expenses	3,383
Accrued expenses and other	11,503
Current portion of long-term debt	750
Deferred revenues	15,121

Total current liabilities	37,910
Long-term debt	83,375
Deferred revenues	507
Other long-term liabilities	3,394

Total liabilities	125,186

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.01 par value, 75,000,000 shares authorized, 36,029,651 shares issued at December 31, 2007	360
Additional paid-in capital	266,858
Accumulated deficit	(112,570)
Treasury stock, 65,000 shares, at cost	(106)
Accumulated other comprehensive income	5,558

Total stockholders’ equity	160,100

Total liabilities and stockholders’ equity	$285,286

Business Outlook

Jupitermedia’s financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia’s expectations as of March 17, 2008. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia’s reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)	Q1 2008 (A)
Revenues	$35.0-36.0
Cost of revenues, advertising, promotion & selling, and general & administrative expenses	$28.3-29.3
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$6.4-7.0
Depreciation and amortization	$4.5
Interest expense, net	$1.7
Provision for income taxes	$0.2
Net income	$0.3
Diluted share count	36.0
Earnings per diluted share	$0.01

Notes:

(A)	This financial guidance does not include estimated non-cash stock-based compensation expense relating to employee stock options in the amount of $0.01 per share for Q1 2008.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM, http://www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of images, news and original information, career Web sites and events for information technology, business, media and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 9.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFreeMusic.com, StudioCutz.com, eStockMusic.com and Stockxpert.com. The JupiterOnlineMedia division of Jupitermedia consists of five distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Mediabistro.com and Graphics.com for media and creative professionals. These networks include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 15 million users monthly. JupiterOnlineMedia also includes specialized career Web sites for select professional communities which can be found on Mediabistro.com and JustTechJobs.com. In addition, JupiterOnlineMedia includes JupiterEvents and Mediabistro’s media-related events, which produce offline conferences and trade shows focused on IT and business-specific topics including ISPCON, Mediabistro Circus, Linked Data Planet and Mobile Content Strategies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s ability to protect its intellectual property; and Jupitermedia’s dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

All current Jupitermedia press releases can be found online

at www.jupitermedia.com/corporate/press.html.

For information on Jupitermedia Corporation contact:

Michael DeMilt

VP of Marketing

203-662-2989

press@jupitermedia.com